Exhibit 99.1

            ENDWAVE ANNOUNCES PRELIMINARY FOURTH QUARTER 2006 RESULTS

    SAN JOSE, Calif., Jan. 4 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV) today announced that it expects to report fourth quarter 2006 revenues of approximately $13.3 million, which is above the revenue outlook of $10 million to $12 million provided by the company on December 11, 2006. Revenues for 2006 are expected to be approximately $62 million, an increase of more than 25% from $48.7 million in 2005. In addition, Endwave Corporation's cash and cash equivalent balance increased by approximately $900,000 during the fourth quarter of 2006.

    "As described in our update on December 11, we experienced a slowdown in revenues during the fourth quarter due to the impending merger of the network businesses of Nokia and Siemens and resulting inventory reductions by the companies. However, given the unexpected delay of the closing of the merger, we had increased demand later in December resulting in higher revenues," said Ed Keible, Endwave's CEO and President. "We are pleased to report that despite a challenging fourth quarter, we experienced substantial revenue growth during 2006, making progress in both our telecom and non-telecom businesses."

    Endwave Corporation cautions that its anticipated results are preliminary based on the best information currently available and subject to completion of preparation of the financial statements and the audit of its year-end financial results.

    Quarterly Conference Call Scheduled for February 7, 2007

    Endwave Corporation will report financial results for the fourth quarter and year ended December 31, 2006, on Wednesday, February 7, 2007 at 1:30 p.m. Pacific Standard Time. Investors are invited to participate in the conference call by dialing 913-981-5543 (Pass code: Endwave) by 1:20 p.m. PT on Feb. 7. Starting approximately one hour after the completion of the live call, a replay will also be available until Feb. 10. To access the recording, dial (719) 457-0820 (Pass code: 8145448)

    Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the company's Web site. The webcast replay will be available for 90 days.

    About Endwave

    Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. Our RF modules are typically used in high-frequency applications and include integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 42 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com .

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

    This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K, and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

    Contact:
    Mary McGowan
    Summit IR Group Inc.
    Phone:   408-404-5401
    mary@summitirgroup.com

SOURCE  Endwave Corporation
    -0-                             01/04/2007
    /CONTACT: Mary McGowan of Summit IR Group Inc., +1-408-404-5401, or mary@summitirgroup.com/
    /Web site:  http://www.endwave.com/
    (ENWV)